SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported): November 13, 1997



                         AMERICAN BIO MEDICA CORPORATION
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             (Exact name of registrant as specified in its charter)


          New York                    0-28666               14-1702188
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 (State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification
                                                               Number)


                   102 Simons Road Ancramdale, New York     12503
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               (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (800) 227-1243


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     Item 5. Other Events.

     The Board of Directors of the Registrant has appointed Karen Russo as "outside" director to fill a vacancy in the Board of Directors. The new member of the Board shall serve until the next annual meeting of shareholders and until her successor is elected and qualifies. Thomas P. Monahan previously appointed by the Board of Directors as Chief Financial Officer and Treasurer has resigned. The Board appointed John F. Murray, a director, as Chief Financial Officer and Treasurer.

     Karen Russo (36 years old) has, since 1995, acted as an independent consultant to training and consulting firms in topics including interpersonal and strategic selling, sales management, service excellence, teamwork and collaboration, management, leadershp and prevention of workplace violance and sexual harassment. From 1989 to 1995, Ms. Russo was an account executive with The Forum Corporation, Los Angeles, California, responsible for business development and client service. She served as an Assistant Vice President at Bankers Trust Company from 1987 to 1989. Ms. Russo earned her MBA from Columbia University in 1987 and her B.A. from University of Maryland in 1981.




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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                AMERICAN BIO MEDICA CORPORATION
                                               (Registrant)

                                    By: /s/Stan Cipkowski
                                        ------------------
                                        Stan Cipkowski,
                                        President and Principal
                                        Executive Officer


                                    By: /s/John F. Murray
                                        --------------------
                                       John F. Murray,
                                       Treasurer and Principal
                                       Financial Officer




     Dated: November 17, 1997